UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

Cardiovascular Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Campus Drive

St. Paul, Minnesota 55112-3495

(Address of Principal Executive Offices and Zip Code)

(651) 259-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 31, 2012, Cardiovascular Systems, Inc. (“CSI”) entered into amendments (the “Amendments”) to its employment agreements with President and Chief Executive Officer David L. Martin, Chief Financial Officer Laurence L. Betterley, and Executive Vice President of Sales and Marketing Kevin J. Kenny, dated December 19, 2006, April 7, 2008, and April 15, 2011, respectively (the “Employment Agreements”). Also effective December 31, 2012, CSI adopted an amendment (the “Plan Amendment”) to its Executive Officer Severance Plan, dated effective June 28, 2010 (the “Plan”). The Employment Agreements and Plan were amended to reflect recent Internal Revenue Service guidance and best practices related to Section 409A of the Internal Revenue Code (“Section 409A”) compliance and to enable the severance arrangements under the Employment Agreements and Plan to continue to fall within the applicable exemption under Section 409A.

The Amendments (i) clarify that severance benefits will commence only if the officer has not rescinded a release of claims by the 60th day after the termination of the officer’s employment (provided all rescission periods have expired), (ii) eliminate CSI’s discretion to make severance payments in a lump sum, and (iii) provide that severance payments commence on the next regularly scheduled payday coinciding with or immediately following the 60th day after the termination of the officer’s employment. Mr. Betterley’s and Mr. Kenny’s Amendments (i) expand the Section 409A savings clause to include additional safe harbor language promulgated under Section 409A and (ii) clarify that, to the extent payment delay is required for a “separation from service” (as defined in Section 409A) for a “specified employee” (as defined in Section 409A), severance payment will be delayed until the first payroll date that occurs after the six-month anniversary of the date of the officer’s termination of employment. Mr. Martin’s Amendment added a 409A savings clause with the foregoing and certain other additional language. The remainder of the Employment Agreements remained unchanged.

The Plan Amendment clarifies that severance payments under the Plan would commence only if the officer has not revoked a prior-submitted release of claims by the 60th day after the termination of the officer’s employment. The remainder of the Plan remains unchanged.

The foregoing description of the material terms of the Amendments and Plan Amendment does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Amendments and Plan Amendment, which will be filed as exhibits to CSI’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2013

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Laurence L. Betterley
Laurence L. Betterley
Chief Financial Officer